EXHIBIT 11.1
                       BANKUNITED FINANCIAL CORPORATION
                      CALCULATION OF EARNINGS PER SHARE


                                                                        FOR THE YEAR ENDED SEPTEMBER 30,
                                                                       ----------------------------------
                                                                          1996        1995         1994
                                                                       ---------- ----------  ----------
CALCULATION OF PRIMARY EARNINGS PER COMMON SHARE
Net income before cumulative effect of change in accounting
  principle .........................................................    $ 2,586     $ 6,240     $ 2,474
Preferred stock dividends ...........................................     (2,145)     (2,210)     (2,069)
Reduction of interest expense due to assumed exercise of stock
  options, net of taxes .............................................          3          44           1
                                                                       ---------  ----------  ----------
Net income available to common shares before cumulative effect of
  change in accounting principle ....................................        444       4,074         406
Cumulative effect of change in accounting principle .................         --          --        (195)
                                                                       ---------  ----------  ----------
Net income available to common shares ...............................    $   444     $ 4,074     $   211
                                                                       =========  ==========  ==========
Weighted average number of common shares outstanding
  during the period .................................................      4,306       2,022       1,957
Assumed exercise of stock options (Modified Treasury Stock Method)  .        252         274         218
                                                                       ---------  ----------  ----------
Weighted average number of common share equivalents assumed
  outstanding during the period .....................................      4,558       2,296       2,175
                                                                       =========  ==========  ==========
Earnings per share before cumulative effect of change in
  accounting principle ..............................................    $   .10     $  1.77     $  0.19
Cumulative effect of change in accounting principle .................         --          --       (0.09)
                                                                       ---------- ----------  ----------
Primary earnings per shares .........................................    $   .10     $  1.77     $   .10
                                                                       =========  ==========  ==========

                                                                     FOR THE YEAR ENDED SEPTEMBER 30,
                                                                    ----------------------------------
                                                                       1996        1995         1994
                                                                    ---------- ----------  ----------
CALCULATION OF FULLY DILUTED EARNINGS PER COMMON SHARE
Net income before cumulative effect of change in account
principle ........................................................    $ 2,586     $ 6,240     $ 2,474
Preferred stock dividends ........................................     (2,145)     (1,035)     (2,069)
Reduction of interest expense due to assumed exercise of stock
   options, net of taxes .........................................          3          40           1
                                                                    ---------  ----------  ----------
Net income available to common shares before cumulative effect of
  change in accounting principle .................................        444       5,245         406
Cumulative effect of change in accounting principle  .............         --          --        (195)
                                                                    ---------  ----------  ----------
Net income available to common shares ............................    $   444     $ 5,245     $   211
                                                                    =========  ==========  ==========
Weighted average number of common shares outstanding
  during the period ..............................................      4,306       2,022       1,957
Assumed exercise of stock options (Modified Treasury Stock
Method) ..........................................................        252         274         218
Assumed conversion of preferred stock ............................         --       1,863          --
                                                                    ---------  ----------  ----------
Weighted average number of fully diluted common shares assumed
  outstanding during the period ..................................      4,558       4,159       2,175
                                                                    =========  ==========  ==========
Earnings per share before cumulative effect of change in
  accounting principle ...........................................    $   .10     $  1.26     $  0.19
Cumulative effect of change in accounting principle  .............         --          --       (0.09)
                                                                    ---------- ----------  ----------
Fully diluted earnings per share .................................    $   .10     $  1.26     $  0.10
                                                                    ========== ==========  ==========